Exhibit 10.1

August 9, 2019 Signature Copy

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the close of business August 9, 2019 (the “Effective Date” subject to the final closing as described in ARTICLE IV herein), by and between HST Global, Inc, a Nevada corporation (“Buyer”), and Orbital Group, Inc., a Nevada corporation (“Seller”). Seller and Buyer are sometimes jointly referred to hereafter as the “Parties”.

Recitals:

A.Seller is the owner of a certain revenue sharing agreement between Orbital Group, Inc. (also referred to herein as “Seller” or “OGI”) and VeraClaim, Ltd. (referred to herein as VeraClaim”), which is described on Exhibit “B” hereto. Including the use but not ownership of associated trademarks, marketing materials, and the right to introduce potential clients to VeraClaim for the sale of the products and services of VeraClaim. The rights purchased are only marketing rights of products and services offered by VeraClaim, Ltd.  OGI will have the right to market the products and services in all countries of the world (referred to as the “Territory”).OGI has no rights to provide services based on the VeraClaim intellectual property or the use of its staff, employees or management to provide the services provided by VeraClaim. OGI only shares in the revenues earned by VeraClaim, Ltd. when providing services to clients introduced by OGI. The rights to share in revenue generated by VeraClaim, based on the purchased agreement as referred to herein as the “Assets”.

B.Seller wishes to assign to Buyer, and Buyer wishes to assume from Seller, certain contracts (the “Assigned Contracts”), which is described more fully on Exhibit “A” hereto.

C.Buyer desires to purchase and acquire the Asset and Assumed Contract and commence introducing clients to VeraClaim that will purchase products and services from VeraClaim as defined in Article I below.

D.The Parties desire to enter into this comprehensive agreement with respect to the sale and purchase of the Asset.

E.The Parties desire to comply with all applicable federal and state laws in connection the purchase and sale of the Asset.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and legal sufficiency of which the Parties hereby acknowledge, the Parties hereto agree as follows:

ARTICLE I

Proposed Business

The Asset consists of the Revenue Sharing Agreement (referred to as “ the “RSA”) between VeraClaim, Ltd. and Orbital Group, Ltd. that defines the right to market the services and products of VeraClaim. and share in the revenue earned by VeraClaim from clients introduced to VeraClaim by OGI who become active clients and retain VeraClain to provide products and services.

HST Global Purchase of OGI Revenue Sharing Agreement1

Exhibit 10.1

ARTICLE II

Purchase and Sale of the Asset and the Assumed Contract

2.1Asset and Assumed Contracts.  Subject to the terms, conditions, covenants and agreements hereinafter provided, Buyer shall purchase and receive, and Seller shall sell and deliver to Buyer at the closing the Asset and Assumed Contracts described in Article IV hereof (the “Closing” or “Closing Date”), free and clear of all liens, encumbrances, claims and charges, except as expressly provided herein.   The Assets and Assumed Contracts are being acquired by Buyer in order to enable Buyer to commence marketing the VeraClaim business services.  The Assets include, but are not limited to, the following:

(a)all rights and revenue sharing interests in and to the Contract and Agreement with VeraClaim to market the services of VeraClaim and share in the revenues generated by VeraClaim from clients introduced by OGI. set forth on Exhibit B;

(b)the Contract is in Exhibit B;

(c)the right to have use of but not own VeraClaim advertising and promotional materials, domains and websites primarily or exclusively related to the Asset.

2.2No Other Assets Transferred.  No assets other than the Assets specified in Section 2.1 and/or specifically identified in an Exhibit to this Agreement, are to be sold and transferred by Seller and purchased and received by Buyer.

2.3No Assumption of Liabilities.  Buyer will not assume or have any responsibility, with respect to any Liability of Seller except for those obligations set forth in the Assumed Contracts.

2.4Assignment of Contracts and Rights.  Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any asset or any claim, right, or benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such asset or in any way adversely affect the rights of the Seller or Buyer thereunder.  Seller will use its commercially reasonable efforts (but without any payment of money by Seller/Buyer) to obtain the consent of the other parties to any Asset or any claim, right, or benefit arising thereunder for the assignment thereof to Buyer as Buyer may request.  If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing, or sub-leasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller’s obligations, any and all rights of Seller against a third party thereto.

ARTICLE III

Purchase Price and Payment Terms

3.1Purchase Price.  Buyer agrees to purchase and receive, and Seller agrees to sell and deliver, the Asset and the Assumed Contracts for consideration described below (the “Purchase Price”).  The total Purchase Price is $253,500.00 shall be paid in full at Closing. The Purchase Price shall be paid as follows:

(a)Nineteen Million five hundred thousand (19,500,000) shares of the common stock, par value $0.001 per share, of HST Global, Inc. the Buyer (the “HSTC Common Stock”), valued for the

HST Global Purchase of OGI Revenue Sharing Agreement2

Exhibit 10.1

purposes of this Agreement at $0.013 per share $253,500.00.

3.2Purchase Price is Fair and Equitable.  The Parties agree that the Purchase Price is fair and equitable and that it represents the fair market value of the Assets.

3.3Title.  Title to the Asset and risk of loss with respect thereto shall pass to Buyer at the Closing.

3.4Allocation.  At least five (5) Business Days prior to the Closing Date, Seller shall deliver to Buyer a schedule (the “Allocation Schedule”) allocating the Purchase Price among the assets sold by Seller (the “Allocation”). The Allocation Schedule shall be prepared in accordance with Section 1060 of the Internal Revenue Code. (“Code”).   The Allocation Schedule shall be deemed final unless Buyer notifies Seller in writing that Buyer objects to one or more items reflected in the Allocation Schedule within thirty (30) days after delivery of the Allocation Schedule to Buyer. In the event of any such objection, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within sixty (60) days after the delivery of the Allocation Schedule to Buyer, such dispute shall be resolved by the parties. The fees and expenses of such accounting firm shall be borne equally by Seller, on the one hand, and Buyer, on the other. Seller and Buyer each agree to file and cause to be filed all of their respective IRS Forms 8594 and all federal, state and local Tax Returns in accordance with the Allocation Schedule.

ARTICLE IV

Closing

4.1The Closing. The closing of the purchase and sale of the Assets and the assumption of the Assumed Contracts shall occur on or before September 15, 2019 (the “Closing”) at such time and place as the Parties mutually agree based on the conditions as described here in ARTICLE IV.  At the Closing, the following shall occur:

(a)Bill of Sale and Assignment of Contracts.  Seller and Buyer shall execute and deliver to the other a Bill of Sale and Assignment of Contracts with respect to the Assets and the Assumed Contracts, substantially in the form attached hereto as Exhibit D and such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel may reasonably request;

(b)Delivery of Due Diligence Requested Information.  Seller shall make its requests for due diligence information from Seller no later than August 1, 2019. Buyer will have no more than 30 days to provide all requested material. Seller will provide Buyer with a confirmation in writing that all requested material has been received and that a closing date may then be agreed upon between Buyer an Seller which will no be later than September 15, 2019 unless agreed to by the Parties..

(c)Availability of June 30, 2019 Financial Statement.  The Buyer will provide the Seller with the June 30, 2019 financial statement in a form that has been reviewed and approved to be included in the June 30, 2019 FORM 10-Q to be filed with the SEC.

(d)Intellectual Property.  There is no purchase or assignment of OGI Intellectual Property or Intellectual Property of VeraClaim. Or of any operations of VeraClaim or the work product of VeraClaim’s management, employees, associates or employees;

HST Global Purchase of OGI Revenue Sharing Agreement3

Exhibit 10.1

(e)No Assignment of Domain Names.  There is no assignment of Sellers Domain Names or the Domain names of VeraClaim.  Buyer will have the right to use VeraClaim’s Domain names in its marketing efforts based on approvals as provided in the RSA purchased from OGI.

(f)Closing Certificate.  Seller will execute and deliver to Buyer, the Seller’s Closing Certificate and Buyer shall execute and deliver to Seller Buyer’s Closing Certificate;

(g)Possession.  Seller shall deliver possession of the Asset to Buyer at the Closing or at such other time and place as agreed to by the Parties.

(h)Payment.  Buyer shall deliver to Seller, not later than five days after Closing, certificates for the HSTC Common Stock which constitutes the Purchase Price; and

(i)Other Documents.  The Parties shall execute and deliver such other documents as may reasonably be required to carry out the intent of the transactions contemplated by this Agreement.

ARTICLE V

Representations and Warranties of the Seller

As an inducement to Buyer to enter into this Agreement and perform its obligations hereunder, and with the understanding that Buyer has relied and will rely upon such representations and warranties in reaching a determination to enter into this Agreement, the Seller represents and warrants to Buyer as set forth in this Article V.  Except as otherwise expressly set forth in this Article V or in the Seller Disclosure Schedules attached hereto, each of the representations and warranties set forth in this Article V are made as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Article V).

5.1Organization of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wyoming.

5.2Authorization; Etc.  Seller has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.  Seller has taken all action required by applicable law or otherwise to authorize the execution, delivery, and performance of this Agreement   and the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly authorized, executed and delivered by the Seller and no other action is necessary.  This Agreement is a valid and binding obligation of the Seller enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights as well as general principles of equity.

5.3Non-Contravention.  Neither the execution and delivery of this Agreement nor its performance and the consummation of the transactions contemplated hereby will (a) violate or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the modification or termination of, or cause or permit the acceleration of the maturity of any debt, obligation, contract or commitment or other agreement to which Seller is a party or by which it or the Assets may be bound; (b) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, charge or limitation of any kind, upon the Assets or Seller; or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Seller.

HST Global Purchase of OGI Revenue Sharing Agreement4

Exhibit 10.1

5.4Consents and Approvals of Government Authorities or Others.  No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Seller or the consummation of the transactions contemplated thereby, except where such action has been taken prior to the Closing.  No consent from or notice to any third party is required for any transactions contemplated hereby except as described in Schedule 5.4.

5.5Title to Assets; Encumbrances.  Seller has good and marketable title to the Assets.  The Asset is not subject to any mortgage, pledge, lien, security interest, encumbrance, restriction, variance, charge or limitation of any kind. At the Closing, Buyer shall receive good and marketable title to the Asset, free of any liens, claims or encumbrances.  The Assets and the Assumed Contracts include all rights to market the VeraClaim services and the ability to share in the revenues as detailed in the RSA/Marketing  between Orbital and VeraClaim. Buyer will have all rights in all material respects in the same manner as it is conducted on, and has been conducted prior to, the Effective Date and the Closing Date.

5.6Assumed Contracts.  Exhibit B the contracts to which Seller is a party which will be assigned to and assumed by Buyer, true and correct copies of which have previously been furnished to Buyer.  The Assumed Contract is valid and binding on the Seller and, to the Knowledge of Seller, or the other party thereto, and are in full force and effect, except where enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.  Seller has not received notice from any party to any Assumed Contract of such party’s intention or desire to terminate or modify any such Assumed Contract in any respect.  Neither the Seller nor, to the Knowledge of Seller, any other party is in breach of any of the terms or covenants of any Assumed Contract.  Seller has the full legal power and authority to assign the Assumed Contracts to Buyer in accordance with this Agreement on terms and conditions no less favorable than those in effect on the Effective Date, and such assignment will not affect the validity, enforceability and continuity of any such Assumed Contract.  No consent, approval, or authorization of any third party other than from Dennis Mulholland Managing Member and authorized representative of VeraClaim is required for the assignment of the Assumed Contracts to Buyer in accordance with this Agreement.

5.7Litigation.  There is no legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or threatened against or involving any of the Seller, the Assumed Contracts or the Assets.  There is no legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or threatened or which questions or challenges the validity of this Agreement or any action taken or to be taken by any of the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby; and none of the Seller knows or has reason to suspect the existence of any valid basis for any such legal, administrative, arbitration or other proceeding, claim, or action of any nature or investigation.

5.8Taxes.  Seller has filed all federal, state, and local income, franchise, sales, use, property, excise, payroll and other tax returns and forms required to be filed and has been paid in full or discharged all taxes, assessments, excises, interest, penalties, deficiencies and losses required to be paid so far as they relate to Assets and the Assumed Contracts.  There are no governmental investigations or other legal, administrative, or tax proceedings pending, or to the Knowledge of the Seller, threatened pursuant to which Seller is or could be made liable for any taxes, the liability for which could extend to Buyer as to the Assets or the Assumed Contracts or could result in a lien on any of the Assets or Assumed Contracts.  No event has occurred that could impose on Buyer any transferee liability for any Taxes due or to become due from Seller from any taxing authority.

HST Global Purchase of OGI Revenue Sharing Agreement5

Exhibit 10.1

5.9Compliance with Law. Seller is in compliance with all laws, regulations and orders applicable to the Seller or relating to the Assets and the Assumed Contracts.  Seller has not received any notification that it is in violation of such laws, regulations or orders and no such violation exists.

5.10Licenses.  Seller has obtained, and maintains in full force and effect, all licenses, registrations, permits, accreditations, approvals and other authorizations from the appropriate governmental bodies that are necessary to benefit from the Asset.  Prior to Closing, Seller shall take all actions and execute all documents which are reasonably necessary to effectuate the transfer or assignment thee Asset to the Buyer.

5.11Brokers’ Fees.  Seller has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

5.12Liability.  Seller has no Liability (and there is no known basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of the Asset that is being delivered by Seller during its ownership of the Asset.

5.13No Undisclosed Liabilities.  There are no Liabilities of the Seller that affect the Assets or the Assumed Contracts, whether accrued, contingent, absolute, determined, determinable or otherwise, and to the Seller’ Knowledge, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

5.14Investment Representation. Seller is acquiring the HSTC Common Stock for its own account with the present intention of holding such securities for investment purposes and not with a view to distribution or for sale in connection with any public distribution of such securities in violation of any federal or state securities Laws. Seller is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Seller acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the HSTC Common Stock. Seller acknowledges that the HSTC Common Stock has not been registered under the Securities Act or the Exchange Act or any state or foreign securities Laws and that the HSTC Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities Laws or pursuant to an exemption from registration under the Securities Act.

Seller understands that the acquisition of HSTC Common Stock is a high- risk investment that may result in a total loss to Buyer.  Buyer has reviewed the risk factors set forth on Exhibit E.

Seller understands that Buyer is required to file a Form 8-K and other required SEC filings describing the execution of this Agreement and the Closing of the transaction agreed to herein.

5.15Disclosure.  With respect to the Seller and the Assets and Assumed Contracts, this Agreement (including its exhibits and schedules) does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

ARTICLE VI

Representations and Warranties of Buyer

HST Global Purchase of OGI Revenue Sharing Agreement6

Exhibit 10.1

As an inducement to the Seller to enter into this Agreement and perform its obligations hereunder, and with the understanding that the Seller has relied and will rely upon such representations and warranties in reaching a determination to enter into this Agreement, Buyer represents and warrants to Seller as follows:

6.1Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  Buyer is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses requires such qualification.  Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.   Buyer has furnished or made available to Seller complete and accurate copies of its articles of incorporation and bylaws.  Buyer is not in default under or in violation of any provision of its certificate or articles of incorporation, as amended to date, or its bylaws, as amended to date.

6.2Authorization; Etc.  Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.  Buyer has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement is a valid and binding obligation of Buyer enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights, as well as general principles of equity.

6.3Non-Contradiction.  Neither the execution and delivery of this Agreement nor its performance and the consummation of the transactions contemplated hereby will (a) violate any provision of the Articles of Incorporation or Bylaws of Buyer; (b) violate or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the modification or termination of, or cause or permit the acceleration of the maturity of any debt, obligation, contract or commitment or other agreement to which Buyer is a party or by which it may be bound; (c) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, charge or limitation of any kind, upon Buyer; or (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

6.4Financial Statements.   The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer’s SEC Reports (collectively, the “Buyer Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Exchange Act of 1934 as amended), (iii) fairly present in all material respects the financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of the Buyer.

6.5Consents and Approvals of Government Authorities.  No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Buyer or the consummation of the transactions contemplated thereby, except where such action has been taken prior to the Closing.

6.6Brokerage Fees.  Buyer has no Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

HST Global Purchase of OGI Revenue Sharing Agreement7

Exhibit 10.1

6.7Capitalization.  As of the date of this Agreement, and prior to giving effect to the issuance of 19,500,000 post-split shares of HSTC common stock to Seller at Closing. At the time of the acceptance of this agreement HSTC’s capital stricture consisted of 100,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock. As of June 30, 0219 the Board of Directors authorized a recapitalization changing the authorized number of shares to 200,000,000 $0.001 par value common stock and 10,000,000 $0.001 par value preferred stock. A majority of shareholders have approved the action of the Board of Directors and the Board of Directors will file the required forms with the SEC to call a Special Shareholder’s meeting by the consent of a majority of shareholders to approve these actions.  The Company must file a FORM14c with the SEC to notify shareholders of the actions and these actions will not be effective until 20 days after the filing of the Form14c or having clearance from the SEC of any comments that may be made by the SEC. It is anticipated that if the recapitalization is completed that HSTC will have common stock, par value $0.001 per share, of 3,450,000 shares will be issued and outstanding prior to the issue of 19,500,000 shares to OIG to complete the purchase of the Asset.\

6.8Securities Exchange Act Matters.  Buyer files reports with the Securities and Exchange Commission (“SEC”) under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   Buyer is a reporting company under Section 12(g) of the Exchange Act. HSTC’s SEC file number is 000-15303. Buyer’s common stock is quoted on the OTC Markets, symbol HSTC. There is limited trading in Buyer’s common stock.  Buyer is current in its filings under Section 15(d) of the Exchange Act.  Buyer’s SEC filings are available for review in the SEC’s EDGAR system.

6.9Miscellaneous Matters. Ron Howell is the sole director and the President of Buyer.  As of the expected Closing Date there will be a no more than a total of 3,450,000 shares of Buyer’s common stock issued and outstanding prior to issuing the shares to complete the purchase of the Asset. Ron Howell and his affiliates are the legal and beneficial owner of approximately 2,269,465 of the outstanding shares. Buyer’s transfer agent is Transfer Online , Inc.  Buyer will make available to Seller any and all information about Buyer as requested by Seller.

6.10Potential Financing.  Buyer has entered into discussions relating to adding working capital to HSTC in the form of new equity or loans that may alter the capital structure of HSTC. No definitive agreements have been executed as of the date of this agreement.

6.11.Loans from Affiliates.  Ron Howell and his affiliates converted all of their debt to 15,000,000 pre-split common stock or 1,000,000 post-split common stock.  Ron Howell has approved and executed all agreements and the Board of Directors on June 28, 2019 agreed to the exchange of Debt for common stock and authorized the stock to be issued to complete the Debt Exchange on its terms.

6.12Litigation.  There are no suits, actions, claims, investigations, inquiries or proceedings now pending or to Buyer’s Knowledge threatened against Buyer or any affiliate or Buyer or any of their respective assets.  There is no action, suit, proceeding or investigation pending or, to Buyer’s Knowledge, currently threatened, against the Buyer that questions the validity of this Agreement or the right of Buyer to enter into this Agreement, or to consummate the transactions contemplated hereby.

6.13Legal Compliance. To the Knowledge of Buyer, it has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and non-U.S. governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect.

6.14Disclosure.  With respect to the Buyer, this Agreement (including its exhibits and schedules) does not contain any untrue statement of a material fact or omit to state any material fact

HST Global Purchase of OGI Revenue Sharing Agreement8

Exhibit 10.1

necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

ARTICLE VII

Covenant Not to Compete and Other Covenants

7.1Restrictive Covenant.  In order for the Buyer to have and enjoy the full benefit of the Asset, and as a material inducement to the Buyer to enter into this Agreement and the other transaction documents, Seller covenants and agrees that until the end of the two (2) year period from the Closing, neither Seller nor any affiliate or successor of Seller shall, directly or indirectly, as a partner, shareholder, proprietor, consultant, joint venture, investor or in any other capacity:

(a)engage in, own, carry on, manage, operate, perform services for, or control the management or operation of any business entity that competes, directly or indirectly, with the Buyer in Proposed Business anywhere in the world (the “Territory”).

(b)own any equity interest, directly or indirectly, in any entity that is engaged in, carries on, manages, operates, performs or controls the management or operations of any business that competes, directly or indirectly, with the Buyer in the Restricted Territory, or

(c) solicit, interfere with, or endeavor to entice away from Buyer on behalf of any person or entity any customer of Buyer to purchase from any source other than Buyer any product or service of the type provided by Buyer.

7.2Acknowledgment.  Seller acknowledges and agrees that compliance with the covenants contained in Article VII is necessary to protect Buyer and that a breach of any such covenant would result in irreparable and continuing damage for which there would be no adequate remedy at law.  Seller agrees that in the event of any breach of such covenant, Buyer shall be entitled to preliminary and permanent injunctive relief and to such other and further relief as is proper under the circumstances.  Seller agrees that these covenants shall be deemed to be a series of separate covenants not to compete for each year within the applicable periods of non-competition.

If any court of competent jurisdiction determines any of the foregoing covenants to be unenforceable with respect to the term thereof or the scope of the subject matter or geography covered thereby, then such covenant shall nonetheless be enforceable by such court against Seller, as applicable, upon such shorter term or within such lesser scope as may be determined by the court to be reasonable and enforceable.  In the event Seller is in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time during which such breach or breaches shall occur, unless a court of competent jurisdiction renders a final non-appealable judgment to the effect that such extension is illegal or unenforceable.

7.3 Non-Solicitation.  Seller further covenants and agrees that, without the prior written consent of the Buyer, for a period of two (2) years following the Closing Date, the Seller shall for itself, or for any other person or entity, and shall not cause or encourage any other persons or entities to solicit for employment or hire as an employee, officer, agent, consultant, advisor, or in any other capacity whatsoever, any employee of the Buyer.  As used herein, “solicit” means contact or communicate in any manner whatsoever, including, but not limited to, contacts or communications by or through intermediaries, agents, contractors, representatives, or other parties.

7.4Disclosure of Confidential Information.  As a further inducement for Buyer to enter into this Agreement, Seller agrees that for the longest period permitted by law after the Effective Date, Seller

HST Global Purchase of OGI Revenue Sharing Agreement9

Exhibit 10.1

shall hold in strictest confidence, and not, without the prior written approval of Buyer, use for their own benefit or the benefit of any party other than Buyer or disclose to any person, firm, corporation or other entity other than Buyer (other than as required by law) any and all information relating to trade secrets, processes, patent and trademark applications, product development, price, supplier lists, pricing and marketing plans, policies and strategies, details of consultant contracts, operations, methods, product development techniques, business acquisition plans and all other confidential information with respect to the Proposed Business.  Seller and Buyer recognize that the absence of a time limitation in this Section 7.4 is reasonable and properly required for the protection of Buyer.  In the event that the absence of such limitation is deemed to be unreasonable by a court of competent jurisdiction, Seller agrees and submits to the imposition of such a limitation as said court shall deem reasonable.

ARTICLE VIII

Covenants Prior to Closing

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

8.1General.  Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 10 below.

8.2Notices and Consents.  Seller will give any notices to third parties, and Seller will use its reasonable best efforts to obtain any third-party consents, referred to in Article V above.  Each of the Parties will give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the closing of the sale and purchase agreed to herein as may be required or necessary.

8.3Full Access.  Seller and Buyer will permit representatives of the other Party to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller and Buyer, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the other Party.

8.4Notice of Developments.  Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 5 and Section 6 above.  No disclosure by any Party pursuant to this Section 8.4, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

8.5Exclusivity.  Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any membership interest or other voting securities, or any substantial portion of the assets, of Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.  Seller will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

8.6Disclosure.  No disclosure, release or announcement concerning the terms of this Agreement shall be made to any third party without the advance approval thereof by the Parties hereto.

HST Global Purchase of OGI Revenue Sharing Agreement10

Exhibit 10.1

Notwithstanding the foregoing, no party hereto shall be deemed to have violated this Section 8.6 for disclosing the existence and/or terms of this Agreement (i) to its tax or legal advisors; (ii) in any required SEC filing; or (iii) to any potential lender.

8.7Liens.  During the time from the confirmation of this agreement and the final closing, Seller will not incur any Liens on the Asset.

8.8Further Assurances.  From the date hereof until the earlier of the Closing or the termination of this Agreement, each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and each other transaction document.  Each Party shall, on or prior to the Closing, use its or its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent of the transaction.

ARTICLE IX

Covenants Subsequent to Closing

The Parties agree as follows with the period following the Closing, each Party shall cooperate with the other, and execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, at the expense of the requesting party, all such other instruments, including instruments of conveyance, assignment and transfer, and to make all filings with and to obtain all consents, approvals or authorizations of any governmental entity, business entity, or person under any permit, license, approval, agreement, indenture, contract or other instrument, and take all such other actions as such Party may reasonably be requested to take by the other Party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

ARTICLE X

Conditions of Obligation to Close

10.1Conditions of Buyer’s Obligation.  Buyer’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)the representations and warranties set forth in Article V above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the Closing Date;

(b)Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case Seller shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material”) in all respects through the Closing;

(c)Seller shall have procured all of the third-party consents specified in Article V above and all assignment and assumption agreements specified in Article V above;

(d)no action, suit, or proceeding shall be pending or threatened before (or that

HST Global Purchase of OGI Revenue Sharing Agreement11

Exhibit 10.1

could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) adversely affect the right of Buyer to own the Assets, or to operate the Proposed Business;

(e)Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 10.1(a)-(d) are satisfied in all respects;

(f) the relevant parties shall have entered into agreements referenced elsewhere in this Agreement and the same shall be in full force and effect;

(g)Buyer shall have completed its due diligence prior to the acceptance of the terms and condition as evidenced by the approval provide a confirm signature of the authorized representatives of the Parties and have elected to complete the transactions contemplated hereby; and

(h)all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to Buyer;

Buyer may waive any condition specified in this Section 10.1 if it executes a writing so stating at or prior to the Closing.

10.2Conditions to Seller’s Obligation. Seller’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)the representations and warranties set forth in Article VI above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the Closing Date;

(b)Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case Buyer shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material”) in all respects through the Closing;

(c)no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement; or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d)Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 10.2(a)-(c) are satisfied in all respects;

(e)the Buyer shall have delivered the Purchase Price to Seller; and

HST Global Purchase of OGI Revenue Sharing Agreement12

Exhibit 10.1

(f)all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Seller.

Seller may waive any condition specified in this Section 10.2 if it executes a writing so stating at or prior to the Closing.

ARTICLE XI

Indemnification

11.1Survival.  The representations and warranties of the Parties contained in Article V and Article VI of this Agreement shall survive the Closing for a period of one (1) year, after which time such representations and warranties shall terminate and have no further force or effect.   This Section shall not limit any claim for fraud or any covenant or agreement by the parties which contemplates performance after the Effective Time

11.2Indemnification by Seller.  Subject to the preceding sentence, Seller covenants and agrees to indemnify and hold harmless Buyer and its officers, members, managers, employees, agents and representatives and the respective successors and assigns of the foregoing (collectively, “Buyer Indemnified Parties”) from and against any and all claims, obligations, liabilities, judgments, damages, losses, taxes, costs, attorneys’ fees and expenses (and all claims with respect to any of the foregoing) (collectively, “Losses”) to which Buyer Indemnified Parties, or any of them, may become subject to or which they, or any of them, may suffer or incur, directly or indirectly, as a result from or in connection with:

(a)any untrue representation of or breach of warranty by the Seller in any part of this Agreement;

(b)the breach of or nonfulfillment of any covenant, agreement or undertaking of Seller in this Agreement;

(c)any debt, liability or obligation, direct or indirect, fixed, contingent or otherwise, that is not expressly assumed by Buyer and is based upon or arises from any act or omission, transaction, circumstance, state of facts or other condition occurring or existing on or before the Closing Date, whether or not then known, due or payable; and

(d)any obligation for taxes of Seller’s for any period (or portion thereof).

11.3Indemnification by Buyer.  Buyer covenants and agrees to indemnify and hold harmless each of the Seller and their respective officers, directors, employees, agents and representatives and the respective successors and assigns of the foregoing (collectively, “Seller Indemnified Parties”) from and against any and all Losses to which Seller Indemnified Parties, or any of them, may become subject to or which they, or any of them, may suffer or incur, directly or indirectly, as a result from or in connection with:

(a)any untrue representation of or breach of warranty by Buyer in any part of this Agreement;

(b)the breach of or nonfulfillment of any covenant, agreement or undertaking of Buyer in this Agreement;

HST Global Purchase of OGI Revenue Sharing Agreement13

Exhibit 10.1

(c)any debt, liability or obligation, direct or indirect, fixed, contingent or otherwise, that is expressly assumed by Buyer pursuant to the provisions of this Agreement and is based upon or arises from any act or omission, transaction, circumstance, state of facts or other condition occurring after the Closing Date; and

(d)all claims of third parties pursuant to Contracts assumed by Buyer as contemplated by this Agreement, but only to the extent such claims relate directly to obligations under the Contracts to be performed after Closing; and

(e)all claims from third parties arising directly from Buyer’s ownership of the acquired Assets, Assumed Liabilities, or operation of the Proposed Business after the Closing Date.

11.4Limitation on Indemnification.  Anything contained herein to the contrary notwithstanding:

(a)Except as provided for herein, in no event shall the maximum aggregate liability of Seller in respect of any claims by the Buyer Indemnified Parties against Seller pursuant to Section 11.2 exceed in the aggregate an amount equal to fifty thousand dollars ($50,000.00) (the “Cap Amount”); provided, however, that in the event of fraud there shall be no such limitation and the Cap Amount shall not apply, or any Loss incurred with respect to any tax obligation of Seller, for any period whatsoever.

(b)Notwithstanding any other provision of this Article XI to the contrary, the Seller Indemnified Parties shall not receive indemnification pursuant to Section 11.3 until the sum of the aggregate amount of Losses under Section 11.3 exceeds an amount equal to the above $20,000 the Basket Amount, after which the Seller Indemnified Parties shall be entitled to receive indemnification for all Losses above the Basket Amount.

(c)Except as provided for herein, in no event shall the maximum aggregate liability of Buyer in respect of any claims by the Seller Indemnified Parties against Buyer pursuant to Section 11.3 exceed in the aggregate an amount equal to the Cap Amount; provided, however, that in the event of fraud there shall be no such limitation and the Cap Amount shall not apply.

(d)Any amounts payable by the Seller or Buyer pursuant to this Article XI with respect to any claim for indemnification by Buyer or Seller, as applicable, shall be reduced by the amount of any insurance proceeds actually received (net of any expenses and attorneys’ fees in recovering such sums) by Buyer or Seller, as applicable, with respect to such claim.

11.5Procedures. All claims for indemnification by a party pursuant to this Article XI in connection with an action, suit or proceeding shall be made in accordance with the provisions of this Section 11.5.  The party entitled to indemnification under this Article XI (the “Indemnified Person”) shall give prompt written notification to the party obligated to provide such indemnification (the “Indemnifying Person”) of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Article XI may be sought, together with a reasonable estimated amount of such claim; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnifying Person shall relieve the Indemnifying Person from any liability or obligation under this Article XI, except to the extent of any damage or liability caused solely by or arising out of such delay.

Within twenty (20) days after delivery of such notification, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnifying Person acknowledges in writing to the Indemnified Person that the Indemnifying Person shall indemnify

HST Global Purchase of OGI Revenue Sharing Agreement14

Exhibit 10.1

the Indemnified Person with respect to all elements of such action, suit or proceeding and any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding.

If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense.  The party not controlling such defense may participate therein at its own expense.  The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.  Neither an Indemnified Person nor an Indemnifying Person shall agree to any settlement of such action, suit or proceeding without the prior written consent of the other parties hereto, which shall not be unreasonably withheld or delayed.

ARTICLE XII

Definitions

Whenever capitalized and used in this Agreement, such words and phrases, unless otherwise specified, shall have the meanings set forth in this Article XII.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, and any officer, director or executive employee of such Person, and includes any past or present Affiliate of any such Person.  The term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, includes the possession, directly or indirectly, of five percent (5%) or more of the total number of votes which may be cast by the holders of the total number of outstanding shares of stock of any class or classes of such Person in any election of directors of such Person (or in the case of a Person which is not a corporation, five percent (5%) or more of the ownership interest, beneficial or otherwise) of such Person or the power otherwise to direct or cause the direction of the management and policies of that Person, whether through voting, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Allocation and “Allocation Schedule” has the meaning set forth in Section 3.4.

“Assets” means the Contract for OGI to market the services of VeraClaim and the revenue sharing called for in that agreement and limited to:

(a) rights to market the services and products of VeraClaim, Ltd. and the technology system known as RevSource and other products developed and used by VeraClaim in working with hospitals and other medical service providers to assisting with revenue recovery, analyzing the providers Revenue Cycle, and analyzing hospital cost-controls.

(b)all related products or extension of that product

(c) Buyer by this agreement is the only entity other than VeraClaim that has the exclusive right to market of the VeraClaim Revenue Recovery and Billing solutions. to sell directly or distribute the Assets on a worldwide basis including any product Extension of the Assets.

The Assets shall include any and all product line extension

“Assumed Contracts” has the meaning set forth in Exhibit B.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice,

HST Global Purchase of OGI Revenue Sharing Agreement15

Exhibit 10.1

plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

“Bill of Sale and Assignment of Contracts” has the meaning set forth in Section 4.1(a) and Exhibit D.

“Buyer” means HST Global, Inc.

“Buyer’s Financial Statements” has the meaning set forth in Section 6.4 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended,

“Closing” and “Closing Date” have the meaning set forth in Section 4.1 of this Agreement.

“Disclosure Schedule” means the various schedules referenced in Article V and Article VI of this Agreement.

“Effective Date” has the meaning set forth in the introductory section of this Agreement.

“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be (or could reasonably be expected to be) materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects (including as projected in any revenue, earnings, or other forecast, whether internal or published) of Seller, taken as a whole, or to the ability of Seller to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Buyer has Knowledge of such effect or change on the date hereof.

“Party” means, the Buyer and the Seller.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“Purchase Price” has the meaning set forth in Section 3.1 of this Agreement.

“Purchase Transaction” means the purchase and sale of the Asset and all other matters provided for in this Agreement.

“Restricted Territory” has the meaning set forth in Section 7.1(a) of this Agreement.

“SEC” means the Securities and Exchange Commission.

“Seller” means Orbital Group, Inc.

“HSTC Common Stock” has the meaning set forth in Section 3.1(a).

HST Global Purchase of OGI Revenue Sharing Agreement16

Exhibit 10.1

ARTICLE XIII

General Provisions

13.1Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA OR NEVADA IN EACH CASE SITTING IN THE ORANGE COUNTY, CALIFORNIA OR LAS VEGAS NEVADA AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.1(c).

13.2Waiver and Modification.  This Agreement may not be amended, superseded or cancelled, and none of its terms and conditions waived except by written instrument executed by each Party hereto; or, in the case of a waiver, by the Party waiving compliance.

13.3Entire Agreement.  This Agreement (including the documents referred to herein) contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings and agreements.

13.4Captions. The respective captions of the articles, sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to modify or otherwise affect this Agreement.

HST Global Purchase of OGI Revenue Sharing Agreement17

Exhibit 10.1

13.5Expenses; Attorneys' Fees.  Whether or not the transactions contemplated by this Agreement are consummated, each Party shall pay all expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated hereby.  Seller shall be solely responsible for any brokerage fees incurred by it if any.  If any legal action, arbitration or other proceeding is brought to interpret or enforce the terms of this Agreement, the Party which prevails by enforcing the provisions of this Agreement shall be entitled to recover reasonable attorneys' fees and any other reasonable costs incurred in that proceeding, including attorney's fees on appeal, in addition to any other relief to which it is entitled.

13.6Assignment, Successors and Assigns.  Each Party agrees that it will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement.  Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

13.7Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.8Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.8):

If to Seller, to:

________________________

________________________

________________________

________________________

If to Buyer, to:

________________________

________________________

________________________

________________________

With a copy (not constituting notice) to:

________________________

________________________

________________________

________________________

HST Global Purchase of OGI Revenue Sharing Agreement18

Exhibit 10.1

13.9 Non-waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenant or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

13.10Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective heirs, representatives, successors and assigns.  Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended to confer upon any party other than the Parties hereto (and their respective heirs, successors, legal representatives and permitted assigns) any rights, remedies, liabilities or obligations under or by reason of this Agreement.

13.11Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

13.12Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.

13.13 Non-recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOW ON NEXT PAGE]

HST Global Purchase of OGI Revenue Sharing Agreement19

Exhibit 10.1

Signature Page to Asset Purchase Agreement

IN WITNESS WHEREOF, this Agreement was executed by the parties as of the Effective Date.

SELLER:

ORBITAL GROUP, INC.

a Wyoming corporation

By: /s/ Elwood Sprenger

Name:  Elwood Sprenger

Title: President

BUYER:

HST GLOBAL, INC.

  a Nevada corporation

By: /s/ Ron Howell

Name: Ron Howell

Title:  President

HST Global Purchase of OGI Revenue Sharing Agreement20

Exhibit 10.1

HST Global Purchase of OGI Revenue Sharing Agreement21

Exhibit 10.1

EXHIBITS

Exhibit AAssets

Exhibit BAssumed Contract

Exhibit CApproval of VeraClaim, Ltd. for assignment of contract with Orbital Group, Inc. to HST Global, Ltd.

Exhibit DBill of Sale and Assignment of Contracts

Exhibit ERisk Factors

Exhibit 10.1

EXHIBIT A

Assets – General

Assets.

Subject to the terms and conditions of Amended Agreement between VeraClaim, Ltd. and Orbital Group, Inc., Orbital Group, Inc limited Rights to market the services and products know as and based on the RevSource Platform and its associated products and services owned by VeraClaim, Ltd. in the Territory, which includes all countries of the wordl.to potential clients in all countries of the world.

Orbital Group, Inc. does not own the RevSource intellectual property and does have not any rights to apply the RevSource Platform in any operating or billing recovery operations.  Orbital Group, Inc. only has limited marketing rights to the services of VeraClaim, Ltd. Orbital Group, Inc. has the right to market the services and refer clients to VeraClaim, Ltd. In connection with marketing and promoting the services and products of VeraClaim, Orbital Group, Inc. does not directly provide any services or work product based on the VeraClaim RevSource platform or other VeraClaim products

VeraClaim, Ltd. has not sold, transferred or assigned to Orbital Group, Inc. intellectual and physical property relating to the RevSource Platform or any and associated products or services.

Orbital Group, Inc. may only utilize VeraClaim marketing materials only upon obtaining written authorization from VeraClaim, Ltd. requesting the use of promotional materials, artwork, marketing materials, trademarks for use by Orbital Group, Inc. in connection with Orbital Group, Inc.’s marketing efforts on behalf of the Seller. The Asset is only the right to market the products and services of VeraClaim and to share in revenue generated by VeraClaim from clients referred by Purchaser these rights are referred to as the “Assets”

Revenue Sharing Terms. Sales, marketing business development compensation earned by Purchaser as a result of referring clients to Seller follows:

VeraClaim, Ltd. will pay thirty three percent (33.00% of any Gross Revenue paid to VeraClaim, Ltd. on any contact with clients provided by Orbital Group, Inc. or its affiliates. Purchaser’s clients.

Example:

Client A: VeraClaim, Ltd. provides services for billing recovery and recovers $5,000,000 for the client provided by Orbital Group, Inc. and affiliates.

•VeraClaim receives 30% of the recovered $5,000,000 or $1,500,000

•Orbital Group, Ltd.’s referral fee will equal 33% of the $1,500,000 paid to VeraClaim, Ltd and VeraClaim, will pay Orbital Group, Inc. $495,000

Exhibit 10.1

EXHIBIT B

Assumed Contracts

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Exhibit 10.1

EXHIBIT C

VeraClaim, Ltd. Approval of Contract Assignment to HST Global, Inc.

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Exhibit 10.1

EXHIBIT D

Bill of Sale and Assignment of Contract

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Exhibit 10.1

BILL OF SALE AND ASSIGNMENT OF CONTRACT RIGHTS

THIS BILL OF SALE is made, executed, and delivered effective as of August ___________________, 2019, by Orbital Group, Inc., a Wyoming corporation (“Seller”), to and in favor of HST Global Inc., a Nevada corporation (“Buyer”). Capitalized terms used herein and not defined shall have the meanings ascribed thereto in the Purchase Agreement (as defined below).

RECITALS:

A.Buyer and Seller are parties to that certain Asset Purchase Agreement dated as of August 9, 2019, by and among Buyer, Seller (the “Purchase Agreement”).

B.Pursuant to the Purchase Agreement, Seller agreed to sell, assign, transfer and convey to Buyer all of Seller’s right, title and interest in and to the Purchased Assets.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, Seller does hereby sell, assign, transfer, and deliver to Buyer all right, title, and interest in and to the Asset.

1.Sale and Transfer of Assets and Contract Rights. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 2.1 of the Asset Purchase Agreement, Seller hereby sells, transfers, assigns, conveys, grants and delivers to Buyer, effective as of August 9, 2019 (the "Effective Time"), all of Seller's right, title and interest in and to all of the Acquired Assets (the "Acquired Assets") and Contracts (“Contract Rights”)  (collectively, the Assets the Rights being referred to as the "Asset") in that certain Asset Purchase Document dated August 9, 2019 that will be effective as of the Closing Date as described in Article IV of that Agreement..

2.Assumption.  Buyer hereby accepts assignment of the Contract Rights, and subject to the terms of the Purchase Agreement, assumes Seller’s Rights under the Contract Rights.

3.Further Actions. Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the Transferred Items hereby made against all persons whomsoever, to take all steps reasonably necessary to establish the record of Buyer's title to the Transferred Items and, at the request of Buyer, to execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably request to more effectively transfer and assign to and vest in Buyer the Rights as stated in  the Contract all at the sole cost and expense of Seller.

4.Power of Attorney. Without limiting Section 2 hereof, Seller hereby constitutes and appoints Buyer the true and lawful agent and attorney in fact of Seller, with full power of substitution and re-substitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Buyer and its successors and assigns, from time to time:

(a)to demand, receive and collect any and all of the information and revenue that are detailed in the Asset;

(b)to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Buyer or its successors and assigns may deem proper in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

Exhibit 10.1

Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.

5.Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to Seller's representations, warranties, covenants, agreements and indemnities relating to the Transferred of the Asset, are incorporated herein by this reference. Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

[Signature Page Follows]

Exhibit 10.1

SIGNATURE PAGE TO

BILL OF SALE AND ASSIGNMENT OF CONTRACT RIGHTS

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale effective as of the day and year first above written.

Orbital Group, Inc.

a Wyoming corporation

By:

Elwood Sprenger

President, Chief Executive Officer

STATE OF _________)

: ss.

County of __________)

On the       day of July, 2019, personally appeared before me Elwood Springer  who being by me duly sworn did say that he is the Chief Executive Officer of Orbital Group, Inc. and that said Bill of Sale and Assignment of Contract Rights was signed on behalf of Orbital Group, Inc. and said Elwood Sprenger acknowledged to me that Orbital Group, Inc. executed the same.

__________________________________________

NOTARY PUBLIC

(SEAL)

Exhibit 10.1

EXHIBIT I

Risk Factors

HST Global, a Nevada corporation (“HSTC”) a corporation with limited operating history, significant debt and essentially no assets.  The acquisition of the securities of HSTC is a high-risk investment and should not be made unless the purchaser can afford the entire loss of its investment.  Orbital Group, Inc. (“OGI”), Inc. intends to assign and sell a certain asset to HSTC in exchange 19,500,000 shares of HSTC common stock (the “Transaction”).  OGI and its consultants, officers and directors have conducted their own due diligence in connection with HSTC and an investment in HSTC.

OGI has obtained various documents relating to HSTC and has had an opportunity to request such documents and information that it deems prudent in connection with a decision to invest in HSTC.  OGI has reviewed the HSTC SEC filings as set forth on the SEC Edgar system.

OGI will be the controlling shareholder of HSTC after the Transaction.

OGI understands and is aware that HSTC’s board of directors has authorized a series of debt exchange agreements with Ron Howell, President and sole Director of the Company and his affiliates (The Health Network, Inc., LIFT, LLC and Biolifecycle, LLC) which will result in the elimination of $2,496,976.13 in exchange for 15,000,000 pre-split shares of $0.001 par value common stock or 1,000,000 post-split $0.001 par value common stock.

OGI has been informed and understands that the Board of Directors after review of the Company’s balance sheet has analyzed all of the Company 3rd part debt and determined that the $684,476.00 in debt represented by these obligations is not collectible by any of the parties. As a result, the Board of Directors has authorized the elimination of those debt obligation and instructed the company accountants to remove the obligations from the Company statements and consider the obligations null and void.

OGI should consider the following risk factors that represent some but not necessarily all of the risk factors relating to an investment in HSTC.

Control by a Single Shareholder.  Ron Howell prior to the issue of shares by HSTC contemplated by this Asset Purchase Agreement, Ron Howell was the control shareholder, president and sole director.

Negative Net Worth.  As of the financial statements filed with the SEC dated 3-31-2019 HSTC had a negative net worth and after the Transaction it may continue to have a negative net worth.

A going concern opinion, there is substantial uncertainty HSTC will continue activities in which case, OGI could lose its investment.  HSTC’s auditors have issued a going concern opinion on its audit report. This means that there is substantial doubt that HSTC can continue as an ongoing business for the next twelve months. As such it may have to cease activities and OGI could lose its investment.

HSTC currently does not have adequate funds to cover the costs associated with maintaining its status as a Reporting Company. As of March 31, 2019, HSTC had no cash in its bank accounts.

HSTC lacks has a limited operating history and has losses which are expect to continue into the future. As a result, HSTC may have to suspend or cease activities, which would result in a complete loss of any investment made in HSTC.

Exhibit 10.1

HSTC will need significant cash from operations or other sources, of which there can be no assurance that it will be able to fund its operations. If we are unable to obtain funds from operations or other sources, OGI could suffer a complete loss of its investment.

In order to continue with its operations, HSTC must obtain additional funds.  Such funds will, if available come from additional loans, equity investments or funds from operations.  Funds from equity investments will result in dilution to existing shareholders.  There can be no assurance that HSTC will ever generate revenue from operations or operate profitably.

Because there is currently limited public trading market for HSTC common stock, you may not be able to resell your stock.   HSTC common stock is quoted on the OTC Pink Marketplace, under the symbol HSTC.  We have limited trading.

Because HSTC securities are subject to penny stock rules, OGI may have difficulty reselling its shares.  HSTC shares are penny stocks covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of HSTC, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect OGI’s ability to dispose of its stock even after the shell corporation restrictions are not applicable and as a result OGI may be unable to liquidate its investment in HSTC.

HSTC does not intend to pay dividends on its common stock and, consequently, OGI’s ability to achieve a return on its investment will depend on appreciation in the price of our common stock. HSTC has never declared or paid any cash dividend on its common stock and does not currently intend to do so for the foreseeable future. Any return to shareholders will therefore be limited to the appreciation of their stock. Therefore, the success of an investment in shares of HSTC common stock will depend upon any future appreciation in their value. There is no guarantee that shares of HSTC common stock will appreciate in value or even maintain the price at which our OGI has purchased its shares.

A substantial number of shares of HSTC common stock could be sold into the public market in the future, which could depress HSTC’s stock price.  Sales of substantial amounts of HSTC common stock in the public market could reduce the prevailing market prices for HSTC’s common stock. If our existing shareholders sell a large number of shares of our common stock, when they are able to, or the public market perceives that they might sell shares of common stock, the market price of our common stock could decline significantly. These sales might also make it more difficult for us to sell equity securities at a time and price that  HSTC deems appropriate to add additional capital to the Company.

Additional Risk Factors:

Securities analysts of major brokerage firms may not provide coverage of HSTC since there is little incentive to brokerage firms to recommend the purchase of HSTC common stock.

HSTC cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of HSTC in the future.

Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect HSTC’s business, results of operations and financial condition.

Exhibit 10.1

HSTC will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

HSTC may not be able to meet the filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of its common stock and our inability to obtain future financing.

As a public company, HSTC is obligated to maintain effective internal controls over financial reporting. HSTC’s internal controls may not be determined to be effective, which may adversely affect investor confidence in HSTC and, as a result, decrease the value of its securities.

The relative lack of operating public company experience of our management team may put HSTC at a competitive disadvantage.